Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in McKesson Corporation Registration Statement Nos. 33-86536, 333-00611, 333-02871, 333-21931, 333-30104, 333-30216, 333-30218, 333-30220, 333-30222, 333-20224, 333-30226, 333-32643, 333-32645, 333-43101, 333-43079, 333-48337, 333-43068, 333-48339, 333-48859, 333-50261, 333-70501, 333-71917, 333-85965, 333-39952, 333-39954, 333-62870, 333-67378, 333-67380, 333-84806, 333-101210 and 333-127877 on Form S-8, Registration Statement Nos. 333-26443, and Amendment No. 1 thereto, 333-85973, 333-50985, 333-66359 and 333-124921 on Form S-3, and Registration Statement Nos. 333-49119, and Amendment No. 1 thereto, and 333-56623 on Form S-4 of our report dated May 16, 2006 (February 1, 2007 as to the effects of discontinued operations described in Note 3) relating to the financial statements and financial statement schedule of the Company and management’s report on the effectiveness of internal control over financial reporting, which report appears in this Current Report on Form 8-K.
Deloitte & Touche LLP
San Francisco, California
February 1, 2007